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                                                      Registration No. 333-33874
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                NetGenesis Corp.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                                     04-3236862
(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

 150 CAMBRIDGEPARK DRIVE,                                                  02140
 CAMBRIDGE MASSACHUSETTS                                              (Zip Code)
 (Address of Principal Executive Offices)

                NETGENESIS CORP. 1995 INCENTIVE STOCK OPTION PLAN
                   NETGENESIS CORP. 1999 STOCK INCENTIVE PLAN
               NETGENESIS CORP. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                              --------------------

                              MR. LAWRENCE S. BOHN
                      President and Chief Executive Officer
                                NETGENESIS CORP.
                             150 CambridgePark Drive
                         Cambridge, Massachusetts 02140
                     (Name and Address of Agent For Service)

                                 (617) 665-9200
          (Telephone Number, Including Area Code, of Agent For Service)
                              --------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                          Robert W. Sweet, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              --------------------

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This Amendment No. 1 to Form S-8 is being filed solely to include the correct verson of Exhibit 23.2, the consent of PricewaterhouseCoopers LLP, the text of which was omitted in error on the Form S-8 (Registration No. 333-33874) filed April 3, 2000.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by NetGenesis Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Registrant's Prospectus (the "Prospectus") dated February 29, 2000 included in the Registrant's registration statement on Form S-1, File Number 333-93335, as declared effective by the Commission on February 28, 2000.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Prospectus.

         (c) The description of the Registrant's common stock contained in the registration statement on Form 8-A filed with the Commission on February 25, 2000 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Registrant by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall indemnify each person who at any time is, or shall have been a director or officer of the Registrant, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or
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investigative, by reason of the fact that he is, or was, a director or officer of the Registrant, or served at the request of the Registrant as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware.

         Article SEVENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

         Article NINTH of the Certificate of Incorporation provides that to the maximum extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, no director shall be personally liable to the Registrant or its stockholders for monetary damages arising out of a breach of his fiduciary duty as a director.

         The Registrant has a Directors and Officers liability policy that insures the Registrant's officers and directors against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      NetGenesis Corp. Amended and Restated Certificate of
                  Incorporation.*

         4.2      Amended and Restated By-Laws of NetGenesis Corp.*

         4.3      1995 Stock Option Plan*

         4.4      1999 Stock Incentive Plan*

         4.5      1999 Employee Stock Purchase Plan*

         5.1      Opinion of Foley, Hoag & Eliot LLP**

         23.1     Consent of Foley, Hoag & Eliot LLP
                  (included in Exhibit 5.1)**

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney**

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, File Number 333-93335, as declared effective by the Commission on February 28, 2000.

**Previously filed.


ITEM 9.  UNDERTAKINGS.

         1.       The undersigned registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of
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the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, as of April 3, 2000.

                                      NETGENESIS CORP.


                                      By:  /s/ John Delea
                                         ---------------------------------------
                                               John Delea
                                               Chief Financial Officer,
                                               Vice President, Finance and
                                               Administration, Treasurer and
                                               Secretary




         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of the dates indicated.



              SIGNATURE                                          TITLE                               DATE
              ---------                                          -----                               ----
                  *                        Chairman of the Board, President and                  April 3, 2000
        -----------------------            Chief Executive Officer (Principal Executive
          Lawrence S. Bohn                 Officer)

                  *                        Director                                              April 3, 2000
        -----------------------
           Kathleen L. Biro

                  *                        Director                                              April 3, 2000
        -----------------------
          Ted R. Dintersmith

                  *                        Director                                              April 3, 2000
        -----------------------
          Robert N. Goldman

                  *                        Director                                              April 3, 2000
        -----------------------
           Rory O'Driscoll

                  *                        Director                                              April 3, 2000
        -----------------------
           Stephen J. Ricci

      * By:/s/ John Delea
      ---------------------
        John Delea
        Attorney-in-fact